AMENDED AND RESTATED BY-LAWS
OF
MUELLER INDUSTRIES, INC.
 (Effective as of January 15, 2016)
ARTICLE I.

OFFICES
The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.  The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors determines from time to time or the business of the Corporation requires.
ARTICLE II.

 MEETINGS OF STOCKHOLDERS
Section 1.                          Place of Meetings, etc.  Except as otherwise provided in these Amended and Restated By-laws (“By-laws”), all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by a majority of the Entire Board of Directors (as hereinafter defined) and as shall be stated in the notice of the meeting or in waivers of notice thereof.  If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.
Section 2.                          Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date after the close of the Corporation’s fiscal year, as a majority of the Entire Board of Directors may from time to time determine.
Section 3.                          Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman or the Chief Executive Officer and shall be called by the Chairman upon the written request of a majority of the Entire Board of Directors.  The request shall state the date, time, place and purpose or purposes of the proposed meeting.
Section 4.                          Notice of Meetings.  Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued.  The notice also shall designate the place where the stockholders’ list is available for examination, unless the list is kept at the place where the meeting is to be held.  Notice of a special meeting also shall state the purpose or purposes for which the meeting is called.  A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting.  If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at the other address.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting, except for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the meeting, a signed waiver of notice.  Unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.
Section 5.                          Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business.
Section 6.                          Voting.  Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote.  A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of not less than a majority of the outstanding shares of the Corporation present in person or represented by proxy at a meeting and entitled to vote thereon.  Directors shall be elected as provided in Section 2 of Article III of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.
Section 7.                          Proxies.  Every proxy shall be executed in writing by the stockholder or by his attorney-in-fact.
Section 8.                          List of Stockholders.  At least ten (10) days before every meeting of stockholders, a list of the stockholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any stockholder, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list also shall be kept at and throughout the meeting.
Section 9.                          Conduct of Meetings.  At each meeting of the stockholders, the Chairman of the Board of Directors along with the Chief Executive Officer, or either of them acting individually in the event of the absence of the Chief Executive Officer or Chairman or, in their absence, one of the Vice Chairman, if any, shall act as Chairmen or Chairman of the meeting.  The Secretary or, in his absence, any person appointed by the Chairmen or Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof.  The order of business at all meetings of the stockholders shall be as determined by the Chairmen or Chairman of the meeting.
Section 10.                          Consent of Stockholders in Lieu of Meeting.

(A)            Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.
(B)            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 11.                          Notice of Stockholder Business and Nominations.
(A)            Annual Meetings of Stockholders.
(1)            Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article II, Section 4 of these By-Laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and the other requirements of this Section 11 and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

(2)            For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A) (1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that either (1) the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than thirty (30) days from such anniversary date or (2) no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), or any successor rule or regulation; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
(3)            Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(A)(2), a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10) day following the day on which such public announcement is first made by the Corporation.
(B)            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article II, Section 3 of these By-Laws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Section 11 and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.  Nomination by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by paragraph (A)(2) of this Section 11 shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60) day prior to such special meeting or the tenth (10) day following the day on which public announcement is first made of the date of the special meeting.
(C)            General.
(1)            Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the Certificate of Incorporation, as amended, or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal or nomination shall be disregarded.
(2)            For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)            Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.  Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III.

 BOARD OF DIRECTORS
Section 1.                          Number of Board Members.  The Board of Directors shall consist of one (1) or more members.  Until such time as the Board of Directors determines otherwise, the number of directors shall be nine (9).  The number of directors may be reduced or increased from time to time by resolution of a majority of the Entire Board of Directors, but no decrease may shorten the term of an incumbent director.  When used in these By-laws, the phrase “Entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

Section 2.                          Election and Term.  Except as otherwise provided by law or by these By-laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected.  Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until his successor shall have been duly elected and shall have qualified.
Section 3.                          Removal.  A director may be removed by action of a majority of the Entire Board of Directors or the stockholders.
Section 4.                          Resignations.  Any director may resign at any time by giving written notice of his resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
Section 5.                          Vacancies.  Any vacancy in the Board of Directors arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the remaining directors on the Board of Directors.  Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director so elected shall hold office until his successor shall have been duly elected and shall have qualified or for the unexpired term of his predecessor, as the case may be.
Section 6.                          Place of Meetings.  Except as otherwise provided in these By-laws, all meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, as the Board of Directors determines from time to time.
Section 7.                          Annual Meeting.  The annual meeting of the Board of Directors shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board of Directors determines.
Section 8.                          Regular Meetings.  Regular meetings of the Board of Directors shall be held on such dates and at such places and times as the Board of Directors determines.  Notice of regular meetings need not be given, except as otherwise required by law.
Section 9.                          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary upon the written request of a majority of the Entire Board of Directors.  The request shall state the date, time, place and purpose or purposes of the proposed meeting.
Section 10.                          Notice of Meetings.  Notice of each special meeting of the Board of Directors (and of each annual meeting held pursuant to subdivision (b) of Section 7 of this Article III) shall be given, not later than 48 hours before the meeting is scheduled to commence, by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (whether by telephone or in person) or mailed or telegraphed to a director at his residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed.  If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched.  Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened.  Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.
Section 11.                          Quorum.  A majority of the Entire Board of Directors shall constitute a quorum and be sufficient for the transaction of business, and any act of a majority of the Entire Board of Directors at which a quorum is present shall be the act of the Board of Directors.
Section 12.                          Conduct of Meetings.  At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his absence, one of the Vice Chairmen shall act as Chairmen or Chairman of the meeting.  The Secretary or, in his absence, any person appointed by the Chairmen or Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the Board of Directors shall be as determined by the Chairmen or Chairman of the meeting.
Section 13.                          Committees of the Board.  The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, may designate an executive committee and other committees, each consisting of one (1) or more directors.  Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors.  The Board of Directors shall initially have an Audit Committee, with the powers enumerated in Section 14 hereof.  The Board of Directors may designate one or more directors as alternate members of any committee.  Alternate members may replace any absent or disqualified member or members at any meeting of a committee.  In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board of Directors with respect to all matters.
Section 14.                          Audit Committee.  The Audit Committee shall consist of at least two (2) members of the Board of Directors.  The Audit Committee’s powers shall include, but shall not be limited to, the following: to make recommendations to the Board of Directors regarding the appointment of the Corporation’s independent accountants; to review and approve any major changes in accounting policy; to review the arrangements for, scope and results of the independent audit; to review and approve the scope of non-audit services to be performed by the

Corporation’s independent accountants and to consider the possible effect on the independence of the accountants; to review the effectiveness of the Corporation’s internal auditing procedures and personnel; to review the Corporation’s policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments; and to take such other actions as the Board of Directors shall from time to time so authorize.
Section 15.                          Compensation Committee.  The Compensation Committee shall consist of at least two (2) members of the Board of Directors.  The Compensation Committee’s powers shall include, but shall not be limited to the following: to establish compensation policies, to recommend salary levels, salary increases and bonus payments, to grant stock options, to provide an overview of the Company’s compensation programs and to take such other actions as the Board of Directors shall from time to time authorize.
Section 16.                          Operation of Committees.  A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.
Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.
Section 17.                          Consent to Action.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 18.                          Meetings Held Other Than in Person.  Members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
ARTICLE IV.

OFFICERS
Section 1.                          Executive Officers, etc.  The executive officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, a Secretary and a Treasurer.  The Board of Directors also may elect or appoint a President and one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), or any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board of Directors determines.  Any officer may devote less than one hundred percent (100%) of his working time to his activities as such if the Board of Directors so approves.
Section 2.                          Duties.

(a)            The Vice President.  The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board of Directors, shall perform, in the absence of disability of the President (if one is elected), the duties and exercise the powers of the President and shall have such other powers and duties as the Chief Executive Officer, or a majority of the Entire Board of Directors assigns to him or to them.
(b)            The Secretary.  Except as otherwise provided in these By-laws or as directed by the Board of Directors, the Secretary shall attend all meetings of the stockholders and the Board of Directors; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the stockholders and special meetings of the Board of Directors; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board of Directors assigns to him.
(c)            The Treasurer.  Subject to the control of the Board of Directors, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; he shall perform all duties incident to the office of Treasurer; and he shall have such other powers and duties as the Board of Directors assigns to him.
(d)            Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of the business and affairs of the Corporation.
Section 3.                          Election; Removal.  Subject to his earlier death, resignation or removal as hereinafter provided, each officer shall hold his office until his successor shall have been duly elected and shall have qualified.  Any officer may be removed at any time, with or without cause, by a majority of the Entire Board of Directors.
Section 4.                          Resignations.  Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
Section 5.                          Vacancies.  If an office becomes vacant for any reason, a majority of the Entire Board of Directors may fill the vacancy, and each officer so elected shall serve for the remainder of his predecessor’s term.
ARTICLE V.

 PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS
Section 1.                          Certificates.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both.  To the extent that shares are represented by certificates, such certificates whenever authorized by the Board of Directors, shall be in such form as required by law and as approved by the Board of Directors.  Each certificate shall be signed in the name of the Corporation by the Chief Executive Officer, a President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof.  If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 2.                          Lost Certificates, etc.  The Corporation may issue a new certificate for shares, if such shares were certificated, in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of the lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.
Section 3.                          Transfers of Shares.  Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation, if such shares are certificated, of the stock certificates therefore appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or, if such shares are uncertificated, upon proper instructions from the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent for such stock, if any.
Section 4.                          Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
ARTICLE VI.

INDEMNIFICATION
Section 1.                          Indemnification.  The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be hereafter amended or supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Law.  Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.  No director shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of any director: a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, c) under Section 174 of the Delaware General Corporation Law, or d) for any transaction from which the director derived an improper personal benefit.  Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation of the Corporation, any agreement, vote of stockholders or disinterested directors or otherwise.
Section 2.                          Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of the By-laws or under Section 145 of the General Corporation Law or any other provision of law.
ARTICLE VII.

GENERAL PROVISIONS
Section 1.                          Dividends, etc.  To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.
Section 2.                          Seal.  The Corporation’s seal shall be in such form as is required by law and as shall be approved by the Board of Directors.
Section 3.                          Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 4.                          Voting Shares in Other Corporations.  Unless otherwise directed by the Board of Directors, shares in other Corporations which are held by the Corporation shall be represented and voted only by the Chief Executive Officer or by a proxy or proxies appointed by him.
ARTICLE VIII.

AMENDMENTS
By-laws may be adopted, amended or repealed (i) by a majority of the Entire Board of Directors or (ii) by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  Any By-law made by a majority of the Entire Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.